Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2023 Financial Results

Raises 2023 Adjusted EBITDA and net sales guidance

Volume and household penetration growth are strong and accelerating

Strong execution on input costs, logistics and quality continue to drive margin improvement

SECAUCUS, N.J. – November 6, 2023 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights Compared to Prior Year Period

●	Net sales of $200.6 million, an increase of 32.6%.
●	Net loss of $7.2 million, compared with prior year net loss of $18.4 million.
●	Adjusted EBITDA of $23.2 million, compared to prior year of $3.5 million.[1]

First Nine Months of 2023 Financial Highlights Compared to Prior Year Period

●	Net sales of $551.5 million, an increase of 28.4%.
●	Net loss of $48.9 million, compared with prior year net loss of $56.6 million.
●	Adjusted EBITDA of $35.2 million, compared to prior year of $1.3 million.[1]

"Fiscal year 2023 is shaping up to be the kind of year we had hoped it would – delivering strong top-line and bottom-line growth that puts us ahead of the pace needed to deliver our 2027 goals. As a result of our strong third quarter performance, we are raising our 2023 guidance today," commented Billy Cyr, Freshpet’s Chief Executive Officer. “Our strengthened organization is delivering improved margins from better operational performance in logistics, input costs and quality while maintaining strong volume-based revenue growth. This performance underpins our confidence in delivering our long-term Fresh Future goals. We have real momentum as we enter the fourth quarter and look forward to finishing the year on a high note as we work toward fulfilling our mission to change the way people nourish their pets forever."

Third Quarter 2023

Net sales increased 32.6% to $200.6 million for the third quarter of 2023 compared to $151.3 million for the third quarter of 2022. Net sales for the third quarter of 2023 were driven by both volume gains, and higher pricing.

Gross profit was $66.3 million, or 33.0% as a percentage of net sales, for the third quarter of 2023, compared to $44.5 million, or 29.4% as a percentage of net sales, in the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to decreased unabsorbed plant cost as we grow into the Ennis facility, reduced quality and input cost as a percentage of net sales, partially offset by increased depreciation expense associated with the Company's capacity expansion, and increased share-based compensation. For the third quarter of 2023, Adjusted Gross Profit was $80.6 million, or 40.2% as a percentage of net sales, compared to $52.2 million, or 34.5% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $73.4 million for the third quarter of 2023 compared to $60.4 million in the prior year period. As a percentage of net sales, SG&A decreased to 36.6% for the third quarter of 2023 compared to 39.9% in the prior year period. The decrease of 330 basis points in SG&A as a percentage of net sales was mainly a result of reduced logistics costs as a percentage of net sales, decreased cost related to the ERP implementation, and increased leverage on depreciation and share-based compensation as the business scales, partially offset by activism engagement charges and increased variable compensation accrual. Adjusted SG&A for the third quarter of 2023 was $57.4 million, or 28.6% as a percentage of net sales, compared to $48.9 million, or 32.3% as a percentage of net sales, in the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net loss was $7.2 million for the third quarter of 2023 compared to net loss of $18.4 million for the prior year period. The decrease in net loss was due to contribution profit from higher sales, partially offset by increased SG&A including increased media spend of $5.1 million.

Adjusted EBITDA was $23.2 million for the third quarter of 2023, compared to $3.5 million in the prior year period. The increase in Adjusted EBITDA was a result of higher Adjusted Gross Profit due to sales growth and leverage on plant cost and decreased quality and input costs, partially offset by higher Adjusted SG&A expenses.  Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to net loss in the financial tables that accompany this release.

First Nine Months of 2023

Net sales increased 28.4% to $551.5 million for the first nine months of 2023 compared to $429.5 million for the first nine months of 2022. Net sales for the first nine months of 2023 were driven by both volume gains, and higher pricing.

Gross profit was $176.3 million, or 32.0% as a percentage of net sales, for the first nine months of 2023, compared to $140.3 million, or 32.7% as a percentage of net sales, in the prior year period. The decrease in reported gross profit as a percentage of net sales was primarily due to increased stock compensation expense and depreciation expense associated with the Company's capacity expansion, partially offset by reduced input and quality cost as a percentage of net sales. For the first nine months of 2023, Adjusted Gross Profit was $218.1 million, or 39.5% as a percentage of net sales, compared to $159.3 million, or 37.1% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $221.6 million for the first nine months of 2023 compared to $190.2 million in the prior year period. As a percentage of net sales, SG&A decreased to 40.2% for the first nine months of 2023 compared to 44.3% in the prior year period. The decrease of 410 basis points in SG&A as a percentage of net sales was mainly a result of reduced logistics cost as a percentage of net sales, decreased cost related to the ERP implementation, and increased leverage on media, depreciation and share-based compensation as the business scales, partially offset by activism engagement charges and increased variable compensation accrual. Adjusted SG&A for the first nine months of 2023 was $182.9 million, or 33.2% as a percentage of net sales, compared to $158.5 million, or 36.9% as a percentage of net sales, in the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $48.9 million for the first nine months of 2023 compared to a net loss of $56.6 million for the prior year period. The decrease in net loss was due to contribution profit from higher sales, partially offset by increased SG&A including increased media spend of $12.7 million.

Adjusted EBITDA was $35.2 million for the nine months ended September 30, 2023, compared to $1.3 million in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SGA expense. Adjusted EBITDA is a non-GAAP financial measure defined under "Non-GAAP Measures" and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of September 30, 2023, the Company had cash and cash equivalents of $338.1 million with $392.6 million of debt outstanding net of $9.9 million of fees. For the nine months ended September 30, 2023, the cash from operations was $39.0 million an increase of $92.6 million compared to the nine months ended September 30, 2022.

The Company will utilize its balance sheet to support its on-going capital needs in connection with its long-term capacity plan.

Outlook

For full year 2023, the Company updates its full year Adjusted EBITDA and Net Sales guidance and reiterates its capital expenditure guidance as follows:

●	Net sales of ~$755 million, an increase of ~27% from 2022, from previous guidance of ~$750 million.

●	Adjusted EBITDA of ~$62 million, from previous guidance of at least $55 million.

●	Capital expenditures of ~$240 million, unchanged from previous guidance.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, November 6, 2023, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through November 20, 2023. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13741367

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements, including statements relating to our long-term capacity planning, net sales guidance and Adjusted EBITDA guidance. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the Capped Call Transactions purchases, loss on disposal of equipment, and advisory fees related to activism engagement.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment, fees related to the Capped Call Transactions purchases, and advisory fees related to activism engagement.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Investor Contact:

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338,107	$132,735
Accounts receivable, net of allowance for doubtful accounts	54,415	57,572
Inventories, net	59,063	58,290
Prepaid expenses	8,813	9,778
Other current assets	1,992	3,590
Total Current Assets	462,390	261,965
Property, plant and equipment, net	924,720	800,586
Deposits on equipment	2,256	3,823
Operating lease right of use assets	3,990	5,165
Equity method investment	—	25,418
Long term investment in equity securities	23,528	—
Other assets	27,449	28,426
Total Assets	$1,444,333	$1,125,383
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,908	$55,088
Accrued expenses	39,377	33,016
Current operating lease liabilities	1,445	1,510
Current finance lease liabilities	2,043	—
Total Current Liabilities	$83,773	$89,614
Convertible senior notes	392,562	—
Long term operating lease liabilities	2,846	4,200
Long term finance lease liabilities	26,596	—
Total Liabilities	$505,777	$93,814
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,240 issued and 48,226 outstanding on September 30, 2023, and 48,051 issued and 48,037 outstanding on December 31, 2022	48	48
Additional paid-in capital	1,283,744	1,325,524
Accumulated deficit	(344,021)	(295,117)
Accumulated other comprehensive (loss) income	(959)	1,370
Treasury stock, at cost — 14 shares on September 30, 2023 and on December 31, 2022	(256)	(256)
Total Stockholders' Equity	938,556	1,031,569
Total Liabilities and Stockholders' Equity	$1,444,333	$1,125,383

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
NET SALES	$200,621	$151,333	$551,474	$429,511
COST OF GOODS SOLD	134,328	106,788	375,177	289,187
GROSS PROFIT	66,293	44,545	176,297	140,324
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	73,371	60,449	221,638	190,241
LOSS FROM OPERATIONS	(7,078)	(15,904)	(45,341)	(49,917)
OTHER EXPENSES:
Interest and Other Income, net	4,130	256	9,185	492
Interest Expense	(4,148)	(1,817)	(10,648)	(4,060)
	(18)	(1,561)	(1,463)	(3,568)
LOSS BEFORE INCOME TAXES	(7,096)	(17,465)	(46,804)	(53,485)
INCOME TAX EXPENSE	70	41	210	123
LOSS ON EQUITY METHOD INVESTMENT	-	943	1,890	2,969
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,166)	$(18,449)	$(48,904)	$(56,577)
OTHER COMPREHENSIVE LOSS:
Change in foreign currency translation	$(296)	$(592)	$(2,329)	$895
Unrealized gain on available for sale investments	$-	$271	$-	$271
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(296)	(321)	(2,329)	1,166
TOTAL COMPREHENSIVE LOSS	$(7,462)	$(18,770)	$(51,233)	$(55,411)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.15)	$(0.39)	$(1.02)	$(1.24)
-DILUTED	$(0.15)	$(0.39)	$(1.02)	$(1.24)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,194	47,856	48,123	45,545
-DILUTED	48,194	47,856	48,123	45,545

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	For the Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,904)	$(56,577)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Provision for loss (gains) on accounts receivable	9	(23)
Loss on disposal of equipment	688	203
Share-based compensation	24,952	20,409
Inventory obsolescence	—	3,455
Depreciation and amortization	45,436	24,422
Write-off and amortization of deferred financing costs and loan discount	3,548	596
Change in operating lease right of use asset	1,175	1,021
Loss on equity method investment	1,890	2,969
Changes in operating assets and liabilities:
Accounts receivable	3,148	(22,403)
Inventories	(773)	(32,215)
Prepaid expenses and other current assets	(696)	1,074
Other assets	(3,495)	(1,639)
Accounts payable	2,300	1,430
Accrued expenses	11,109	4,626
Operating lease liability	(1,419)	(1,028)
Net cash flows provided by (used in) operating activities	38,968	(53,680)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(113,441)	(19,840)
Proceeds from maturities of short-term investments	113,441	—
Investments in equity method investment	—	(3,293)
Acquisitions of property, plant and equipment, software and deposits on equipment	(161,642)	(167,437)
Net cash flows used in investing activities	(161,642)	(190,570)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	—	337,508
Proceeds from exercise of options to purchase common stock	4,172	329
Tax withholdings related to net shares settlements of restricted stock units	(859)	(1,279)
Proceeds from borrowings under Credit Facility	—	78,000
Repayment of borrowings under Credit Facilities	—	(2,786)
Purchase of capped call option	(66,211)	—
Proceeds from issuance of convertible senior notes	393,518	—
Principal payments under finance lease obligations	(548)	—
Debt issuance costs	(2,026)	—
Net cash flows provided by financing activities	328,046	411,772
NET CHANGE IN CASH AND CASH EQUIVALENTS	205,372	167,522
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	132,735	72,788
CASH AND CASH EQUIVALENTS, END OF PERIOD	$338,107	$240,310

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Dollars in thousands)
Gross profit	$66,293	$44,545	$176,297	$140,324
Depreciation expense	11,767	5,159	33,106	14,208
Non-cash share-based compensation	2,579	2,450	8,696	4,789
Adjusted Gross Profit	$80,639	$52,154	$218,099	$159,321
Adjusted Gross Profit as a % of Net Sales	40.2%	34.5%	39.5%	37.1%

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Dollars in thousands)
SG&A expenses	$73,371	$60,449	$221,638	$190,241
Depreciation and amortization expense	4,452	3,387	12,043	10,216
Non-cash share-based compensation	5,511	5,371	16,256	15,620
Loss on disposal of equipment	226	124	688	203
Enterprise Resource Planning (a)	212	1,937	1,550	4,946
Capped Call Transactions fees (b)	—	—	113	—
Activism engagement (c)	5,548	—	8,177	—
Organization changes (d)	—	734	(67)	734
Adjusted SG&A Expenses	$57,422	$48,896	$182,878	$158,522
Adjusted SG&A Expenses as a % of Net Sales	28.6%	32.3%	33.2%	36.9%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)	Represents fees associated with the Capped Call Transactions purchases.
(c)	Represents advisory fees related to activism engagement.
(d)	Represents a true up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Dollars in thousands)
Net loss	$(7,166)	$(18,449)	$(48,904)	$(56,577)
Depreciation and amortization	16,219	8,546	45,149	24,424
Interest expense, net of interest income	18	1,817	1,463	4,060
Income tax expense	70	41	210	123
EBITDA	$9,141	$(8,045)	$(2,082)	$(27,970)
Loss on equity method investment	—	943	$1,890	2,969
Loss on disposal of equipment	226	124	688	203
Non-cash share-based compensation	8,090	7,821	24,952	20,409
Enterprise Resource Planning (a)	212	1,937	1,550	4,946
Capped Call Transactions fees (b)	—	—	113	—
Activism engagement (c)	5,548	—	8,177	—
Organization changes (d)	—	734	(67)	734
Adjusted EBITDA	$23,217	$3,514	$35,221	$1,291
Adjusted EBITDA as a % of Net Sales	11.6%	2.3%	6.4%	0.3%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)	Represents fees associated with the Capped Call Transactions purchases.
(c)	Represents advisory fees related to activism engagement.
(d)	Represents a true up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.